As filed with the Securities and Exchange Commission on April 4, 2008

                                                  Registration No. 333-_________
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 -------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 -------------

                          L-1 IDENTITY SOLUTIONS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
         (State or Other Jurisdiction of Incorporation or Organization)

                                   02-08087887
                      (I.R.S. Employer Identification No.)

                                177 BROAD STREET
                           STAMFORD, CONNECTICUT 06901
              (Address and Zip Code of Principal Executive Offices)


                    L-1 IDENTITY SOLUTIONS, INC. 401(K) PLAN
                            (Full Title of the Plan)

                                 MARK S. MOLINA
                            EXECUTIVE VICE PRESIDENT,
                         CHIEF LEGAL OFFICER & SECRETARY
                          L-1 IDENTITY SOLUTIONS, INC.
                                177 BROAD STREET
                                  STAMFORD, CT

                                 (203) 504-1100
                 (Name, Address and Telephone Number, including
                        area code, of Agent For Service)

                                    COPY TO:
                             MARITA A. MAKINEN, ESQ.
                            WEIL GOTSHAL & MANGES LLP
                                767 FIFTH AVENUE
                            NEW YORK, NEW YORK 10153
                         CALCULATION OF REGISTRATION FEE

================================================================================
                                          Proposed      Proposed
                                          Maximum       Maximum
    Title of                              Offering      Aggregate    Amount of
Securities to be         Amount to be     Price Per     Offering    Registration
to be Registered(1)      Registered(2)    Share(3)      Price(3)        Fee
--------------------------------------------------------------------------------
Common Stock, par       528,000 shares     $13.70      $7,223,600      $284.28
value $0.001 per
share
================================================================================

(1) This Registration Statement covers shares of common stock, par value $0.001 per share, of L-1 Identity Solutions, Inc. ("L-1 Common Stock"). In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the L-1 Identity Solutions, Inc. 401(k) Plan (the "Plan").
(2) The number of shares being registered consists of 239,000 shares of L-1 Common Stock that may be issued to the Plan or its beneficiaries as future employer matching contributions plus 289,000 shares, the estimated maximum aggregate number of shares of L-1 Common Stock now able to be purchased with employer contributions previously made under the Plan. Pursuant to Rule 416 under the Securities Act, there shall also be deemed registered hereby such additional number of shares of L-1 Common Stock as may be issuable under the terms of the Plan to prevent dilution pursuant to future stock dividends, stock splits or similar transactions.
(3) Estimated solely for the purpose of calculating the proposed maximum aggregate offering price and the registration fee pursuant to Rule 457(h) under the Securities Act, based upon the average of the high and low sales prices of the L-1 Common Stock in the consolidated reporting system on April 1, 2008, which was 13.70.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

      The documents containing the information specified in Part I of Form S-8 will be sent or given to participants in the L-1 Identity Solutions, Inc. 401(k) Plan as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

      Such documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof are not being filed with the Commission, but, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

      L-1 Identity Solutions, Inc. (the "Company") hereby incorporates by reference into this Registration Statement the following documents that the Company has previously filed with the Commission:

            * The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2007;

            * The Company's Current Reports on Form 8-K dated January 10, 2008, February 15, 2008 (excluding Item 2.02), March 10, 2008 and March 25, 2008; and

            * The description of the Company's common stock contained in Registration Statement No. 001-33002 on Form 8-A filed with the Commission pursuant to Section 12(b) of the Exchange Act, on August 29, 2006.

      All reports and other documents subsequently filed by the Registrant after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereby have been sold, or which deregisters all securities remaining unsold, shall be deemed incorporated by reference into this Registration Statement and shall be a part hereof from the date of filing such reports and documents.

      The Registrant is not incorporating any information furnished under Item
2.02 or 7.01 of any Current Report on Form 8-K.

      For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Copies of these documents are not required to be filed with this Registration Statement.

ITEM 4.     DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 145 of the General Corporation Law of the State of Delaware permits a corporation, under specified circumstances, to indemnify its directors, officers, employees and agents against expenses (including attorneys' fees) and other liabilities actually and reasonably incurred by them as a result of any suit (other than a suit brought by or in the right of the corporation) brought against them in their capacity as such, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. Section 145 of the General Corporation Law of the State of Delaware also provides that directors, officers, employees and agents may also be indemnified against expenses (including attorneys' fees) incurred by them in connection with a suit brought by or in the right of the corporation if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made, unless otherwise determined by the court, if such person was adjudged liable to the corporation.

      The General Corporation Law of the State of Delaware also provides that the indemnification described above shall not be deemed exclusive of other indemnification that may be granted by a corporation pursuant to its by-laws, disinterested directors' vote, stockholders' vote, agreement or otherwise.

      The General Corporation Law of the State of Delaware also provides corporations with the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in a similar capacity for another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her in any such capacity, or arising out of his or her status, whether or not the corporation would have the power to indemnify him or her against such liability as described above.

      Article IX of the Company's Amended and Restated Certificate of Incorporation and Article V of the Company's By-laws provide for mandatory indemnification of the Company's directors and officers, and permissible indemnification of its employees and other agents, to the maximum extent permitted by the General Corporation Law of the State of Delaware. The Company has also entered into indemnification agreements with its directors and officers that require the Company, among other things, to indemnify these individuals against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent not prohibited by law.

      The above discussion of the General Corporation Law of the State of Delaware and the Company's Amended and Restated Certificate of Incorporation, By-laws and indemnification agreements is not intended to be exhaustive and is qualified in its entirety by such statutes, Amended and Restated Certificate of Incorporation, By-laws and indemnification agreements.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8.     EXHIBITS.

            EXHIBIT
             NO.        DESCRIPTION
            -------     --------------------------------------------------------

            3.1 Amended and Restated Certificate of Incorporation of the Registrant**

            3.2         Amended and Restated Bylaws of the Registrant***

            5.1(a) Opinion of Weil, Gotshal & Manges LLP as to legality of the original issuance shares being registered*

            5.1(b) Determination letter dated October 9, 2003, confirming that the form of the L-1 Identity Solutions, Inc. 401(k) Plan (Fidelity's prototype basic plan document) is qualified under Section 401 of the Internal Revenue Code of 1986, as amended.*

            23.1 Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm*

            23.2 Consent of BDO Seidman, LLP, Independent Registered Public Accounting Firm*

            23.3        Consent of Weil, Gotshal & Manges LLP (contained in
                        Exhibit 5.1(a))

            24 Power of Attorney (included as part of the signature page to this Registration Statement and incorporated herein by reference).

      NOTES TO INDEX OF EXHIBITS
      --------------------------

            *     Filed herewith

            ** Filed as an exhibit to the Registrant's Current Report on Form 8-K filed on May 16, 2007.

            *** Filed as an exhibit to the Registrant's Current Report on Form 8-K filed on October 30, 2007.

ITEM 9.     UNDERTAKINGS.

            (a)   The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
                  Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Stamford, State of Connecticut, on this 4th day of April, 2008.

                                    L-1 IDENTITY SOLUTIONS, INC.


                                    By:   /s/ James A. DePalma
                                        --------------------------------
                                       Name:  James A. DePalma
                                       Title: Executive Vice President,
                                              Chief Financial Officer and
                                              Treasurer


                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James A. DePalma and Mark S. Molina, or either of them, each acting alone, his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, in connection with the Registrant's Registration Statement on Form S-8 under the Securities Act of 1933, including to sign the Registration Statement and any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully, to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

            Signature                      Title                  Date


     /s/ Robert V. LaPenta         Chairman of the           April 4, 2008
------------------------------     Board, President and
       Robert V. LaPenta           Chief Executive
                                   Officer (Principal
                                   Executive Officer)


     /s/ James A. DePalma          Executive Vice            April 4, 2008
------------------------------     President, Chief
       James A. DePalma            Financial Officer and
                                   Treasurer (Principal
                                   Financial Officer)


    /s/ Vincent A. D'Angelo        Senior Vice President     April 4, 2008
------------------------------     of Finance and Chief
      Vincent A. D'Angelo          Accounting Officer
                                   (Principal Accounting
                                   Officer)



         /s/ B.G. Beck             Director                  April 4, 2008
------------------------------
           B.G. Beck

      /s/ Denis K. Berube          Director                  April 4, 2008
------------------------------
        Denis K. Berube


     /s/ Milton E. Cooper          Director                  April 4, 2008
------------------------------
       Milton E. Cooper

     /s/ Robert S. Gelbard         Director                  April 4, 2008
------------------------------
       Robert S. Gelbard


     /s/ Malcolm J. Gudis          Director                  April 4, 2008
------------------------------
       Malcolm J. Gudis


      /s/ John E. Lawler           Director                  April 4, 2008
------------------------------
        John E. Lawler


   /s/ Admiral James M. Loy        Director                  April 4, 2008
------------------------------
     Admiral James M. Loy


   /s/ Harriet Mouchly-Weiss       Director                  April 4, 2008
------------------------------
     Harriet Mouchly-Weiss


       /s/ Peter Nessen            Director                  April 4, 2008
------------------------------
         Peter Nessen


      /s/ B. Boykin Rose           Director                  April 4, 2008
------------------------------
        B. Boykin Rose


      /s/ George J. Tenet          Director                  April 4, 2008
------------------------------
        George J. Tenet

                                  EXHIBIT INDEX

EXHIBIT NO.      DESCRIPTION
-----------      ---------------------------------------------------------------

     3.1         Amended and Restated Certificate of Incorporation of the
                 Registrant**

     3.2         Amended and Restated Bylaws of the Registrant***

     5.1(a) Opinion of Weil, Gotshal & Manges LLP as to legality of the original issuance shares being registered*

     5.1(b) Determination letter dated October 9, 2003, confirming that the L-1 Identity Solutions, Inc. 401(k) Plan (Fidelity's prototype basic plan document) is qualified under Section 401 of the Internal Revenue Code of 1986, as amended.*

     23.1 Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm*

     23.2 Consent of BDO Seidman, LLP, Independent Registered Public Accounting Firm*

     23.3        Consent of Weil, Gotshal & Manges LLP (contained in
                 Exhibit 5.1(a))

     24 Power of Attorney (included as part of the signature page to this Registration Statement and incorporated herein by reference).

     NOTES TO EXHIBIT INDEX
     ----------------------

      *     Filed herewith

      ** Filed as an exhibit to the Registrant's Current Report on Form 8-K filed on May 16, 2007.

      *** Filed as an exhibit to the Registrant's Current Report on Form 8-K filed on October 30, 2007.